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                                                                    EXHIBIT 99.1


                                [TRANSPRO LOGO]



                                                 FOR: TRANSPRO, INC.

                                                 Contact:
                                                 Richard A. Wisot
                                                 Chief Financial Officer
                                                 (203) 401-6452
FOR IMMEDIATE RELEASE
                                                 FD Morgen-Walke
                                                 Investors: Christine Mohrmann,
                                                 Eric Boyriven, Lindsay Hatton
                                                 (212) 850-5600

           TRANSPRO, INC. COMMENTS ON SECOND QUARTER 2003 PERFORMANCE
            - CONTINUES TO EXPECT IMPROVED YEAR-OVER-YEAR EARNINGS -


NEW HAVEN, CONNECTICUT, June 16, 2003 - Transpro, Inc. (NYSE: TPR) today commented on expected results for the second quarter of 2003 and indicated that it continues to expect full-year 2003 earnings improvement over 2002.

Charles E. Johnson, President and CEO, stated, "In our previous comments regarding 2003 full-year results, we indicated that the majority of the year's earnings improvement would occur in the second half of the year. While we continue to anticipate that this will be the case, our disappointing performance during the second quarter, for which we expect to report a net loss in the range of $800 thousand to $1 million, will lower the top of the range of possible outcomes for the year. In order to support our 2003 performance, we are currently taking additional actions to reduce expenses and further accelerate our cost reduction activities. The second quarter is always a period dependent on the seasonal swing to hot weather for best possible sales performance. This year, the unseasonably wet weather and below normal temperatures have delayed the start of our peak selling season. This delay has been exacerbated by inventory reduction programs at several of our major customers, at least one of which has been publicly disclosed recently. These customer actions appear to be driven, for the most part, by their own financial performance objectives and not by lower sales of our products. For this reason, we anticipate that our sell through will return to more normal levels as the season progresses."

Mr. Johnson continued, "For our Automotive and Light Truck Group, the impact of weather conditions and the war in Iraq, caused a year-over-year decline in miles driven in both February and March, as reported by The Federal Highway Administration. This unusual decline resulted in less wear and tear on

                                    - MORE -

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TRANSPRO, INC. COMMENTS ON SECOND QUARTER                                PAGE 2
2003 PERFORMANCE

vehicles and, therefore, less need for replacement parts. Although these statistics are available only on a delayed basis, it appears that the decline in miles driven may have continued into the second quarter as implied by the April decline in gasoline consumption, as reported by The American Petroleum Institute. We have added several new customer sales programs over the last year, which should have resulted in approximately $7 million of incremental business for the second quarter of 2003 compared to 2002. This new business increase, along with expected normal market growth, has been substantially offset by a decline in business with current customers, due to the unfavorable conditions described herein. We are also seeing a new round of price competition in the heat exchanger market driven by the overall soft market conditions. Within the Heavy Duty Group, the OEM Unit sales decline for the quarter is in line with our expectations. As we have previously announced, new business programs starting up in the third quarter, will benefit the second half of the year. In addition, we have been experiencing lower-than-expected sales in our Heavy Duty Aftermarket Unit due to the sluggish economy. As a result of the lower-than-expected second quarter sales volume, the Company will report increased inventory levels over the first quarter of 2003. We are implementing action plans designed to bring these inventory levels in line with customer demand by the end of the year. Second quarter results have also been adversely impacted by new program start-up difficulties at our new aluminum tube mill operation, which has had an unfavorable impact on our Mexico operations, including the necessity of buying more expensive tubing from outside suppliers. At this point, we are addressing these production issues, and expect to be operating consistently with prior expectations by late July."

Mr. Johnson concluded, "Our views on the positive long-term factors driving our market have not changed, and over the past two years, we have taken significant steps to position the Company for improved performance. We believe a combination of lower gasoline prices, improved consumer confidence, more typical weather patterns and a return to increased miles driven, will lead to an improvement in demand for our Automotive and Light Truck products for the rest of the year. We also expect that because of lower customer inventory levels, orders for our products will increase as market demand improves. In the third and fourth quarters, we will begin to see the benefits of the Fedco acquisition, as our increased presence in the heater market counterbalances the typical seasonal swings seen in our traditional radiator and air conditioning business. The combination of these factors, the benefits of the restructuring steps we have taken over the past two years, the realization of results from the new business programs we have implemented and the current expense reduction actions we are taking, given a return to reasonable market conditions, continue to support our overall outlook, despite our recent performance. For the full year 2003, we expect to achieve growth in revenues and an improvement in net income over 2002 levels, depending upon market conditions. Longer term, we believe our actions are building value in our Company, and we will continue to act aggressively to continue this progress."

The Company also announced that it completed the sale of its Gando Drive facility in New Haven, Connecticut on May 1 and entered into a lease for its currently occupied space for offices, test facility and tube mill operations. As a result, the Company repaid the $5.0 million Industrial Revenue Bond on the facility, created greater availability of funds under its credit agreement and eliminated an underutilized asset. The gain on the sale of the building, of approximately $1.6 million, will be recognized equally over the six-year initial term of the lease on the facility.

                                    - MORE -

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TRANSPRO, INC. COMMENTS ON SECOND QUARTER                                PAGE 3
2003 PERFORMANCE

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
o  Being An Exemplary Corporate Citizen
o  Employing Exceptional People
o  Dedication To World-Class Quality Standards
o  Market Leadership Through Superior Customer Service
o  Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.

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